UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2011 (November 18, 2011)

GUANWEI RECYCLING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53825	98-0669936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rong Qiao Economic Zone
Fuqing City
Fujian Province
People’s Republic of China
300500
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-591) 8536-6197

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of, and were approved by, the stockholders of Guanwei Recycling Corp. (the “Company”) at the 2011 annual meeting of stockholders, which was held on November 18, 2011.  The first proposal was for the election of seven nominees to serve as directors of the Company until the end of their respective terms.  The second proposal was to ratify the appointment BDO Limited as the Company’s independent registered public accountants for the fiscal year 2011.  Additional information about the proposals can be found in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on October 5, 2011 and thereafter amended on October 7, 2011.

Of the 20,000,006 shares of stock issued and outstanding and entitled to vote at the annual meeting, 17,257,803 shares were represented in person or by proxy, which constituted approximately 86.28% of the total votes entitled to be cast at the meeting.  Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of Directors were as follows:

	Number of	Number of
	Shares Voted for	Shares Withheld

Chen Min	13,327,822	70,248
Chen Qijie	13,327,522	70,548
Gao Juguang	13,335,132	62,938
Wang Changzhu	13,364,722	33,348
Wang Rui	13,327,522	70,548
Howard Barth	13,365,922	32,148
Qin Jingshou	13,364,332	33,738

There were no votes against any nominee.  There were 3,859,733 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of BDO Limited to serve as the Company’s independent registered public accountants for the fiscal year 2011

The voting results for the ratification of the appointment of BDO Limited to serve as the Company’s independent registered public accountants for the fiscal year 2011 were as follows:

For: 17,038,399	Against: 135,392	Abstain: 84,012

There were no broker non-votes for this proposal.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2011

GUANWEI RECYCLING CORP.

By:	/s/ Chen Min
Name:	Chen Min
Title:	Chief Executive Officer and Chairman of the Board of Directors